Exhibit 99.1

Cross Country Healthcare Announces First Quarter 2020 Financial Results

BOCA RATON, Fla.--(BUSINESS WIRE)--May 7, 2020--Cross Country Healthcare, Inc. (the "Company") (Nasdaq: CCRN) today announced financial results for its first quarter ended March 31, 2020.

SELECTED FINANCIAL INFORMATION:

Variance	Variance
Q1 2020 vs	Q1 2020 vs
Dollars are in thousands, except per share amounts	Q1 2020	Q1 2019	Q4 2019
Revenue	$210,064	8%	(2)%
Gross profit margin*	23.6%	(110)	bps	(110)	bps
Net loss attributable to common shareholders	$(2,089)	(18)%	(83)%
Diluted EPS	$(0.06)	$(0.01)	$(0.03)
Adjusted EBITDA*	$4,612	28%	(44)%
Adjusted EPS*	$(0.01)	$(0.03)	$(0.08)
Cash flows provided by operations	$17,162	34%	421%

* Refer to accompanying tables and discussion of Non-GAAP financial measures below.

“As our nation faces the COVID-19 pandemic, I am grateful to our courageous healthcare professionals, as they respond to the needs of our customers and the communities they serve. I am also very proud of the hard work and dedication of our more than 1,600 employees, as we acted swiftly to execute our business continuity plans and navigate through the challenges of a shifting environment,” said Kevin C. Clark, Co-Founder and Chief Executive Officer. He continued, “Though this pandemic will certainly impact our business, we remain focused on helping our customers through these challenging times and continuing on our path to improved operational performance.”

First quarter consolidated revenue was $210.1 million, an increase of 8% year-over-year and a decrease of 2% sequentially. Consolidated gross profit margin was 23.6%, down 110 basis points both year-over-year and sequentially. Net loss attributable to common shareholders was $2.1 million compared to $1.8 million in the prior year and $1.1 million in the prior quarter. Diluted EPS was a loss of $0.06 per share compared to losses of $0.05 per share in the prior year and $0.03 per share in the prior quarter. Adjusted EBITDA was $4.6 million or 2.2% of revenue, as compared with $3.6 million or 1.9% of revenue in the prior year, and $8.3 million or 3.9% of revenue in the prior quarter. Adjusted EPS was a loss of $0.01 compared to income of $0.02 in the prior year and $0.07 in the prior quarter.

Quarterly Business Segment Highlights

Nurse and Allied Staffing

Revenue from Nurse and Allied Staffing was $188.2 million, an increase of 7% year-over-year and a decrease of 2% sequentially. Contribution income was $14.2 million, slightly less than $14.3 million in the prior year and down from $17.8 million in the prior quarter. Average field FTEs were 7,145 as compared with 7,017 in the prior year and 7,339 in the prior quarter. Revenue per FTE per day was $290 compared to $278 in the prior year and $284 in the prior quarter.

Physician Staffing

Revenue from Physician Staffing was $18.2 million, an increase of 13% year-over-year and a decrease of 9% sequentially. Contribution income was $0.6 million, an increase compared to $0.4 million in the prior year, and down compared to $1.0 million in the prior quarter. Total days filled were 10,199 as compared with 10,280 in the prior year and 11,672 in the prior quarter. Revenue per day filled was $1,783 as compared with $1,572 in the prior year and $1,714 in the prior quarter.

Search

Revenue from Search was $3.7 million, an increase of 8% year-over-year and flat sequentially. Contribution loss was $0.3 million, slightly less than $0.4 million in the prior year and flat from the prior quarter.

Cash Flow and Balance Sheet Highlights

Cash flow generated from operations for the quarter was $17.2 million compared to $12.8 million generated in the prior year and $5.4 million used in the prior quarter, driven by strong collections and the timing of disbursements.

As of March 31, 2020, the Company had $12.6 million in cash and cash equivalents. The Company had $67.6 million of borrowings drawn under its senior secured asset-based credit facility (ABL), and $19.6 million of letters of credit outstanding. Availability under the ABL is subject to a borrowing base, which was $119.0 million as of March 31, 2020.

COVID-19 Impacts and Outlook

Due to the uncertainty surrounding the impact COVID-19 may have on its business, the Company is not issuing guidance for the second quarter of 2020. Since late in the first quarter, the Company has experienced both positive and negative impacts on its business including a significant number of crisis assignments as well as the cancellation of non-COVID-19 assignments by certain facilities due to low census and deferred elective procedures. Additionally, since mid-March 2020 schools have remained closed and, as a result, the Company is experiencing sharp declines in revenue from its education business, that are being partially offset by teletherapy services for the same clients. Overall, demand remains volatile, as orders initially surged due to the crisis needs, and have since trended downward as clients have reduced their contingent labor based on their unique situations.

While the impact on the first quarter was not considered significant for the Company, indications are that the second quarter’s results will be subject to more volatility. Due to the uncertainty across the healthcare industry, the Company is unable to predict the overall impact on its business for the second quarter. The Company is proactively working with its clients to address their crisis needs, as well as planning for the recovery of normal operations for its clients.

INVITATION TO CONFERENCE CALL

The Company will hold its quarterly conference call on Thursday, May 7, 2020, at 5:00 P.M. Eastern Time to discuss its first quarter 2020 financial results. This call will be webcast live and can be accessed at the Company’s website at www.crosscountryhealthcare.com or by dialing 888-566-1099 from anywhere in the U.S. or by dialing 773-799-3716 from non-U.S. locations - Passcode: Cross Country. A replay of the webcast will be available from May 7th through May 21st at the Company’s website and a replay of the conference call will be available by telephone by calling 800-391-9852 from anywhere in the U.S. or 402-220-9826 from non-U.S. locations - Passcode: 2020.

ABOUT CROSS COUNTRY HEALTHCARE

Cross Country Healthcare, Inc. (CCH) is a leader in providing total talent management including strategic workforce solutions, contingent staffing, permanent placement and other consultative services for healthcare clients. Leveraging nearly 35 years of expertise and insight, CCH solves complex labor-related challenges for clients while providing high-quality outcomes and exceptional patient care. As a multi-year Best of Staffing® Award winner, CCH is committed to excellence in delivery of its services and was the first public company to earn The Joint Commission Gold Seal of Approval® for Health Care Staffing Services Certification with Distinction.

Copies of this and other news releases as well as additional information about Cross Country Healthcare can be obtained online at www.crosscountryhealthcare.com. Shareholders and prospective investors can also register to automatically receive the Company’s press releases, SEC filings and other notices by e-mail.

NON-GAAP FINANCIAL MEASURES

This press release and accompanying financial statement tables reference non-GAAP financial measures. Such non-GAAP financial measures are provided as additional information and should not be considered substitutes for, or superior to, financial measures calculated in accordance with U.S. GAAP. Such non-GAAP financial measures are provided for consistency and comparability to prior year results; furthermore, management believes they are useful to investors when evaluating the Company’s performance as they exclude certain items that management believes are not indicative of the Company’s future operating performance. Pro forma measures, if applicable, are adjusted to include the results of our acquisitions, and exclude the results of divestments, as if the transactions occurred in the beginning of the periods mentioned.Such non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies. The financial statement tables that accompany this press release include a reconciliation of each non-GAAP financial measure to the most directly comparable U.S. GAAP financial measure and a more detailed discussion of each financial measure; as such, the financial statement tables should be read in conjunction with the presentation of these non-GAAP financial measures.

FORWARD LOOKING STATEMENT

In addition to historical information, this press release contains statements relating to our future results (including certain projections and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are subject to the "safe harbor" created by those sections. Forward-looking statements consist of statements that are predictive in nature, depend upon or refer to future events. Words such as "expects", "anticipates", "intends", "plans", "believes", "estimates", "suggests", "appears", "seeks", "will", "could", and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include, but are not limited to, the following: the potential impacts of the COVID-19 pandemic on our business, financial condition, and results of operations, our ability to attract and retain qualified nurses, physicians and other healthcare personnel, costs and availability of short-term housing for our travel healthcare professionals, demand for the healthcare services we provide, both nationally and in the regions in which we operate, the functioning of our information systems, the effect of cyber security risks and cyber incidents on our business, the effect of existing or future government regulation and federal and state legislative and enforcement initiatives on our business, our clients’ ability to pay us for our services, our ability to successfully implement our acquisition and development strategies, including our ability to successfully integrate acquired businesses and realize synergies from such acquisitions, the effect of liabilities and other claims asserted against us, the effect of competition in the markets we serve, our ability to successfully defend the Company, its subsidiaries, and its officers and directors on the merits of any lawsuit or determine its potential liability, if any, and other factors set forth in Item 1A. "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and our other Securities and Exchange Commission filings. You should consult any further disclosures the Company makes on related subjects in its filings with the Securities and Exchange Commission.

Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this press release. There can be no assurance that (i) we have correctly measured or identified all of the factors affecting our business or the extent of these factors’ likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) our strategy, which is based in part on this analysis, will be successful. The Company undertakes no obligation to update or revise forward-looking statements. All references to "we", "us", "our", or "Cross Country" in this press release mean Cross Country Healthcare, Inc. and its subsidiaries.

Cross Country Healthcare, Inc.
Consolidated Statements of Operations
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended
	March 31,	March 31,	December 31,
	2020	2019	2019

Revenue from services	$210,064	$195,171	$215,096
Operating expenses:
Direct operating expenses	160,461	146,917	161,935
Selling, general and administrative expenses	45,881	46,036	45,572
Bad debt expense	539	270	505
Depreciation and amortization	3,296	2,984	4,627
Acquisition and integration-related costs (a)	77	512	(184)
Restructuring costs (b)	564	1,140	687
Total operating expenses	210,818	197,859	213,142
(Loss) income from operations	(754)	(2,688)	1,954
Other expenses (income):
Interest expense	867	1,422	1,048
Loss on early extinguishment of debt (c)	—	360	1,470
Other (income) expense, net	(31)	(82)	144
Loss before income taxes	(1,590)	(4,388)	(708)
Income tax expense (benefit)	178	(3,012)	(108)
Consolidated net loss	(1,768)	(1,376)	(600)
Less: Net income attributable to noncontrolling interest in subsidiary	321	391	544
Net loss attributable to common shareholders	$(2,089)	$(1,767)	$(1,144)

Net loss per share attributable to common shareholders - Basic and Diluted	$(0.06)	$(0.05)	$(0.03)

Weighted average common shares outstanding:
Basic and Diluted (d)	35,873	35,700	35,869

Cross Country Healthcare, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended
	March 31,	March 31,	December 31,
	2020	2019	2019
Adjusted EBITDA: (e)
Net loss attributable to common shareholders	$(2,089)	$(1,767)	$(1,144)
Interest expense	867	1,422	1,048
Income tax expense (benefit)	178	(3,012)	(108)
Depreciation and amortization	3,296	2,984	4,627
Acquisition and integration-related costs (a)	77	512	(184)
Restructuring costs (b)	564	1,140	687
Loss on early extinguishment of debt (c)	—	360	1,470
Other (income) expense, net	(31)	(82)	144
Equity compensation	927	531	879
Applicant tracking system costs (f)	502	1,134	323
Net income attributable to noncontrolling interest in subsidiary	321	391	544
Adjusted EBITDA (e)	$4,612	$3,613	$8,286

Adjusted EPS: (g)
Numerator:
Net loss attributable to common shareholders	$(2,089)	$(1,767)	$(1,144)
Non-GAAP adjustments - pretax:
Acquisition and integration-related costs (a)	77	512	(184)
Restructuring costs (b)	564	1,140	687
Rebranding impairments and accelerated amortization (h)	731	—	1,978
Loss on early extinguishment of debt (c)	—	360	1,470
Applicant tracking system costs (f)	502	1,134	323
Nonrecurring income tax adjustments	—	—	(428)
Tax impact of non-GAAP adjustments	(12)	(834)	—
Adjusted net (loss) income attributable to common shareholders - non-GAAP (g)	$(227)	$545	$2,702

Denominator:
Weighted average common shares - basic, GAAP	35,873	35,700	35,869
Dilutive impact of share-based payments (d)	455	97	472
Adjusted weighted average common shares - diluted, non-GAAP	36,328	35,797	36,341

Reconciliation: (g)
Diluted EPS, GAAP	$(0.06)	$(0.05)	$(0.03)
Non-GAAP adjustments - pretax:
Acquisition and integration-related costs (a)	—	0.02	(0.01)
Restructuring costs (b)	0.02	0.03	0.02
Rebranding impairments and accelerated amortization (h)	0.02	—	0.05
Loss on early extinguishment of debt (c)	—	0.01	0.04
Applicant tracking system costs (f)	0.01	0.03	0.01
Nonrecurring income tax adjustments	—	—	(0.01)
Tax impact of non-GAAP adjustments	—	(0.02)	—
Adjusted EPS, non-GAAP (g)	$(0.01)	$0.02	$0.07

Cross Country Healthcare, Inc.
Consolidated Balance Sheets
(Unaudited, amounts in thousands)

	March 31,	December 31,
	2020	2019

Assets
Current assets:
Cash and cash equivalents	$12,599	$1,032
Accounts receivable, net	164,801	169,528
Prepaid expenses	6,374	6,097
Insurance recovery receivable	5,130	5,011
Other current assets	1,726	1,689
Total current assets	190,630	183,357
Property and equipment, net	11,965	11,832
Operating lease right-of-use assets	16,263	16,964
Goodwill	101,066	101,066
Trade names, indefinite-lived	5,900	5,900
Other intangible assets, net	42,483	44,957
Other non-current assets	18,672	18,298
Total assets	$386,979	$382,374

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$51,095	$45,726
Accrued employee compensation and benefits	37,199	31,307
Operating lease liabilities - current	4,965	4,878
Other current liabilities	5,743	3,554
Total current liabilities	99,002	85,465
Revolving credit facility	67,648	70,974
Operating lease liabilities - non-current	17,992	19,070
Non-current deferred tax liabilities	7,555	7,523
Long-term accrued claims	27,392	26,938
Contingent consideration	—	4,867
Other long-term liabilities	5,988	4,037
Total liabilities	225,577	218,874

Commitments and contingencies

Stockholders' equity:
Common stock	4	4
Additional paid-in capital	305,935	305,643
Accumulated other comprehensive loss	(1,318)	(1,240)
Accumulated deficit	(143,864)	(141,775)
Total Cross Country Healthcare, Inc. stockholders' equity	160,757	162,632
Noncontrolling interest in subsidiary	645	868
Total stockholders' equity	161,402	163,500
Total liabilities and stockholders' equity	$386,979	$382,374

Cross Country Healthcare, Inc.
Segment Data (i)
(Unaudited, amounts in thousands)

	Three Months Ended						Year-over-Year	Sequential
	March 31,	% of	March 31,	% of	December 31,	% of	% change	% change
	2020	Total	2019	Total	2019	Total	Fav (Unfav)	Fav (Unfav)

Revenue from services:
Nurse and Allied Staffing	$188,233	89%	$175,637	90%	$191,417	89%	7%	(2)%
Physician Staffing	18,181	9%	16,159	8%	20,011	9%	13%	(9)%
Search	3,650	2%	3,375	2%	3,668	2%	8%	—%
	$210,064	100%	$195,171	100%	$215,096	100%	8%	(2)%

Contribution income (loss): (j)
Nurse and Allied Staffing	$14,157		$14,296		$17,849		(1)%	(21)%
Physician Staffing	631		405		1,034		56%	(39)%
Search	(335)		(423)		(297)		21%	(13)%
	14,453		14,278		18,586		1%	(22)%

Corporate overhead (k)	11,270		12,330		11,502		9%	2%
Depreciation and amortization	3,296		2,984		4,627		(10)%	29%
Acquisition and integration-related costs (a)	77		512		(184)		85%	(142)%
Restructuring costs (b)	564		1,140		687		51%	18%
(Loss) income from operations	$(754)		$(2,688)		$1,954		72%	(139)%

Cross Country Healthcare, Inc.
Summary Condensed Consolidated Statements of Cash Flows
(Unaudited, amounts in thousands)

	Three Months Ended
	March 31,	March 31,	December 31,
	2020	2019	2019

Net cash provided by operating activities	$17,162	$12,787	$(5,351)
Cash used in investing activities	(962)	(1,245)	(898)
Net cash used in financing activities	(4,599)	(9,295)	(2,186)
Effect of exchange rate changes on cash	(34)	20	9
Change in cash and cash equivalents	11,567	2,267	(8,426)
Cash and cash equivalents at beginning of period	1,032	16,019	9,458
Cash and cash equivalents at end of period	$12,599	$18,286	$1,032

Cross Country Healthcare, Inc.
Other Financial Data
(Unaudited)

	Three Months Ended
	March 31,	March 31,	December 31,
	2020	2019	2019

Consolidated gross profit margin (l)	23.6%	24.7%	24.7%

Nurse and Allied Staffing statistical data:
FTEs (m)	7,145	7,017	7,339
Average Nurse and Allied Staffing revenue per FTE per day (n)	$290	$278	$284

Physician Staffing statistical data:
Days filled (o)	10,199	10,280	11,672
Revenue per day filled (p)	$1,783	$1,572	$1,714

(a)

Acquisition and integration-related costs include costs for prior acquisitions, costs incurred for potential transactions, and accretion and valuation adjustments on our contingent consideration liability related to the Mediscan acquisition.

(b)	Restructuring costs are primarily comprised of employee termination costs, lease-related exit costs, and reorganization costs as part of our planned cost savings initiatives.
(c)

Loss on early extinguishment of debt for the three months ended December 31, 2019 represents write-off and extinguishment costs of $1.5 million related to the refinancing of our debt, and for the three months ended March 31, 2019 represents the write-off of debt issuance costs of $0.4 million related to an optional prepayment on our prior term loan and an optional reduction in borrowing capacity under our prior revolving credit facility.

(d)	Due to the net loss for the three months ended March 31, 2020 and 2019, and December 31, 2019, 455, 97, and 472 shares (in thousands) were excluded from diluted weighted average shares.
(e)

Adjusted EBITDA, a non-GAAP (Generally Accepted Accounting Principles) financial measure, is defined as net (loss) income attributable to common shareholders before interest expense, income tax expense (benefit), depreciation and amortization, acquisition-related contingent consideration, acquisition and integration costs, restructuring costs, legal settlement charges, impairment charges, gain or loss on derivative, loss on early extinguishment of debt, gain or loss on sale of business, other expense (income), net, equity compensation, applicant tracking system costs, and includes net income attributable to noncontrolling interest in subsidiary. Adjusted EBITDA should not be considered a measure of financial performance under GAAP. Management presents Adjusted EBITDA because it believes that Adjusted EBITDA is a useful supplement to net income attributable to common shareholders as an indicator of operating performance. Management uses Adjusted EBITDA for planning purposes and as one performance measure in its incentive programs for certain members of its management team. Adjusted EBITDA, as defined, closely matches the operating measure typically used in the Company's credit facilities in calculating various ratios. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by the Company's consolidated revenue.

(f)

Applicant tracking system costs are related to the Company's project to replace its legacy system supporting its travel nurse staffing business. These costs are reported in selling, general and administrative expenses on the consolidated statement of operations and included in corporate overhead in segment data.

(g)

Adjusted EPS, a non-GAAP financial measure, is defined as net (loss) income attributable to common shareholders per diluted share before the diluted EPS impact of acquisition-related contingent consideration, acquisition and integration costs, restructuring costs, legal settlement charges, impairment charges, rebranding impairments and accelerated amortization, gain or loss on derivative, loss on early extinguishment of debt, gain or loss on sale of business, applicant tracking system costs, and nonrecurring income tax adjustments. Adjusted EPS should not be considered a measure of financial performance under GAAP. Management presents Adjusted EPS because it believes that Adjusted EPS is a useful supplement to its reported EPS as an indicator of operating performance. Management believes it provides a more useful comparison of the Company's underlying business performance from period to period and is more representative of the future earnings capacity of the Company.

(h)

Rebranding impairments and accelerated amortization represents the combined impact of impairment of the Nurse and Allied Staffing indefinite-lived trade names as well as accelerated amortization of finite-lived trade names relating to our rebranding initiatives.

(i)

Segment data provided is in accordance with the Segment Reporting Topic of the FASB ASC. In the second quarter of 2019, the Company merged its permanent search recruitment brands. As a result, certain amounts have been reclassified from Nurse and Allied Staffing to Search to conform to the current year presentation.

(j)

Contribution income is defined as income or loss from operations before depreciation and amortization, acquisition-related contingent consideration, acquisition and integration costs, restructuring costs, legal settlement charges, impairment charges, and corporate overhead. Contribution income is a financial measure used by management when assessing segment performance.

(k)

Corporate overhead includes unallocated executive leadership and other centralized corporate functional support costs such as finance, IT, legal, human resources, and marketing, as well as public company expenses and corporate-wide projects (initiatives).

(l)

Gross profit is defined as revenue from services less direct operating expenses. The Company's gross profit excludes allocated depreciation and amortization expense. Gross profit margin is calculated by dividing gross profit by revenue from services.

(m)	FTEs represent the average number of Nurse and Allied Staffing contract personnel on a full-time equivalent basis.
(n)

Average revenue per FTE per day is calculated by dividing the Nurse and Allied Staffing revenue per FTE by the number of days worked in the respective periods. Nurse and Allied Staffing revenue also includes revenue from the permanent placement of nurses. Prior periods have been recalculated to reflect the impact of the segment reporting changes noted above.

(o)	Days filled is calculated by dividing the total hours invoiced during the period, including an estimate for the impact of accrued revenue, by 8 hours.
(p)	Revenue per day filled is calculated by dividing revenue as reported by days filled for the period presented.

Contacts

Cross Country Healthcare, Inc.
William J. Burns, 561-237-2555
Executive Vice President and Chief Financial Officer
wburns@crosscountry.com